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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): AUGUST 27, 1999

                        CONDOR TECHNOLOGY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                      0-23635                   54-1814931
(State or other jurisdiction of       (Commission             (I.R.S. Employer
incorporation)                        File Number)          Identification No.)


170 JENNIFER ROAD, SUITE 325
ANNAPOLIS, MARYLAND                                                 21401
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (410) 266-8700


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 5.           OTHER EVENTS.

         The Registrant entered into a Third Amendment to Forbearance Letter Agreement And Amendment Agreement by and among First Union National Bank, as Collateral Agent, Administrative Agent and Lender ("Lender"), and other members of the Lender Group, modifying the Credit Agreement dated as of April 16, 1999, and extending a forbearance through November 15, 1999 (the "Forbearance Agreement and Amendment").

         Under the terms of the Forbearance Agreement and Amendment, the Registrant's credit facility has been reduced from $100 million to $60 million and the Registrant will borrow at the Lender's Prime Rate plus 1.75%. During the period of forbearance the Registrant and the Lender Group plan to discuss a restructuring of the credit facility to continue to support the Registrant's working capital requirements.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

    (a)    Not applicable

    (b)    Not applicable

    (c)    Exhibits

                  Exhibit 10.1 Third Amendment to Forbearance Letter Agreement and Amendment Agreement dated as of August 27, 1999



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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     CONDOR TECHNOLOGY SOLUTIONS, INC.

Date: September 8, 1999              By: /S/  WILLIAM J. CARAGOL, JR.
                                     ------------------------------------------
                                              William J. Caragol, Jr.
                                              Vice President and Chief Financial
                                              Officer




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                                  EXHIBIT INDEX


EXHIBITS

10.1 Third Amendment to Forbearance Letter Agreement and Amendment Agreement dated as of August 27, 1999.